                                                                     EXHIBIT 3.7

                           CERTIFICATE OF CORRECTION
                      FILED TO CORRECT A CERTAIN ERROR IN
                          THE CERTIFICATE OF AMENDMENT
                                       OF
                        Lear Corporation EEDS Interiors
                             FILED IN THE OFFICE OF
                       THE SECRETARY OF STATE OF DELAWARE
                                 ON May 4,1999

     Lear Corporation EEDS Interiors, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     1.   The name of the corporation is Lear Corporation EEDS Interiors.

     2. That a Certificate of Amendment was filed by the Secretary of State of Delaware on May 4, 1999 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of said Certificate to be corrected is as follows:

The new name of the corporation was incorrectly set forth.

     4. Article I of the Certificate is corrected to read as follows: The name of the corporation is: Lear Corporation EEDS and Interiors.

     IN WITNESS WHEREOF, said Lear Corporation EEDS Interiors has caused this Certificate to be signed by Joseph F. McCarthy, its this Eighteenth day of May, 1999.

                                               Lear Corporation EEDS Interiors



                                               By   Joseph F. McCarthy
                                                   ----------------------------
                                                    Joseph F. McCarthy
                                               Its  Vice President and Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

     United Technologies Automotive, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST:   That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that Article One to the Certificate of Incorporation of United Technologies Automotive, Inc. be deleted and replaced in its entirety with the following:

     1.  The name of the corporation is Lear Corporation EEDS Interiors

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said United Technologies Automotive, Inc. has caused this certificate to be signed by Lawrence V. Mowell, its Vice President, this 4th day of May, 1999.

                                                  United Technologies
                                                  Automotive, Inc.



                                                  By  Lawrence V. Mowell
                                                      ------------------------
                                                      Vice President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION



     UNITED TECHNOLOGIES AUTOMOTIVE GROUP INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY,

     FIRST:   That the Board of Directors of said Corporation, by the Written
Consent of its Sole Member, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

     "RESOLVED, that it is proposed and deemed advisable that the Certificate of Incorporation of the Corporation be amended by the sole stockholder so as to change the FIRST Article thereof so that, as amended, said Article shall be and read as follows:

          FIRST: The name of the Corporation is UNITED TECHNOLOGIES AUTOMOTIVE, INC."

     SECOND: That the sole stockholder of the Corporation has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Edward J. Rapetti, its President and attested by Jan J. Hoynacki, its Secretary, this 8th day of September, 1983.

                                               UNITED TECHNOLOGIES AUTOMOTIVE
                                               GROUP INC.



                                               Edward J. Rapetti
                                               -------------------------------
                                               Edward J. Rapetti, President


Attest:


     Jan J. Hoynacki
---------------------------------
     Jan J. Hoynacki, Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                   UNITED TECHNOLOGIES AUTOMOTIVE GROUP INC.

                                   * * * * *



1.   The name of the corporation is UNITED TECHNOLOGIES AUTOMOTIVE GROUP INC.

2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one hundred (100) and the par value of each of such shares is Ten Dollars ($10.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

5A.  The name and mailing address of the incorporator is as follows:

          Name                               Mailing Address
          ----                               ---------------

     L.V. Mowell                          5200 Auto Club Drive
                                          Dearborn, Michigan 48126

5B. The name and mailing address of the person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

          Name                               Mailing Address
          ----                               ---------------

     Edward J. Rapetti                    5200 Auto Club Drive
                                          Dearborn, Michigan 48126